MOTIVNATION, INC. (FKA ABERDEEN MINING COMPANY)

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

DECEMBER 31, 2003

ASSETS	"DAMON"	"ABED"	Adjustments		Pro Forma
Cash	$ 11,615	$ 33,640			$ 45,255
Accounts receivable	16,500	-			16,500
Inventory	258,042	-			258,042
Prepaid expenses and other current assets	-	300			300
Total current assets	286,157	33,940			320,097

Property and equipment, net	1,403	-	209,849		211,252

TOTAL ASSETS	$ 287,560	$ 33,940			$ 531,349

LIABILITIES AND
STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$ 53,287	$ 649			$ 53,936
Customer deposits	74,502	-			74,502
Notes Payable- current Portion	848	-			848
Total current liabilities	128,637	649			129,286

Long -term debt	1,477	-			1,477

Stockholders' capital	241,659	921,748	209,849	(1)	484,799
			(241,659)	(2)
			(680,738)	(2)
			33,940	(3)
Accumulated deficit	(84,213)	(888,457)	888,457	(2)	(84,213)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 287,560	$ 33,940			$ 531,349

See notes to pro forma condensed consolidated financial statements (unaudited)

MOTIVNATION, INC. (FKA ABERDEEN MINING COMPANY)

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

For the year ended December 31, 2003

	"DAMON"	"ABED"	Adjustments	Pro Forma
Revenues	$ 529,009	$ -		$ 529,009

Cost and expenses:
Cost of revenues	355,102	-		355,102
Selling, general and administrative	183,289	16,191		199,480
	538,391	16,191		554,582

Operating (loss)	(9,382)	(16,191)		(25,573)

Other income (expenses)	(6,107)	362		(5,745)

(Loss) before income taxes	(15,489)	(15,829)		(31,318)

Income taxes (4)	800	-		800

Net (loss)	$ (16,289)	$ (15,829)		$ (30,518)

Net (loss) per share-basic and diluted	$ (16.29)	$ (0.00)		$ (0.00)

Weighted average number of shares	1,000	9,866,500		17,273,154

See notes to pro forma condensed consolidated financial statements (unaudited)

MOTIVNATION, INC. (FKA ABERDEEN MINING COMPANY)

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

For the year ended December 31, 2003

NOTE 1 - BASIS OF PRESENTATION

On May 11, 2004, MotivNation, Inc. (f/k/a Aberdeen Mining Company, "ABED") completed a reverse acquisition transaction with Damon's Motorcycle Creations, Inc. ("DAMON"), from which ABED acquired substantially all the assets and assumed substantially all the liabilities of DAMON, in consideration for the issuance of a majority of ABED's shares of common stock. The reverse acquisition was completed pursuant to the Asset Purchase Agreement, dated as of May 11, 2004. Concurrent with the closing of the reverse acquisition, DAMON agreed to transfer 4,500,000 of the 88,879,850 shares it acquired from ABED to a creditor in exchange for the cancellation of the trade debt and as payment for ongoing consultant services by such creditor.

For accounting purposes, DAMON is the acquirer in the reverse acquisition transaction, and consequently the transaction will be treated as a recapitalization by DAMON.

Following the completion of the reverse acquisition and stock transfer, DAMON owned 84,379,850 shares, or 75% of the outstanding shares of ABED's' common stock. DAMON will file a Certificate of Dissolution with the Nevada Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a) (1) (C), will liquidate the shares of ABED's common stock it received in the reverse acquisition transaction to its stockholders in proportion to their respective interests in DAMON. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

The purchase price is assumed to be equal to ABED book value since ABED had limited assets and operations, and no goodwill is recorded on the transaction. The amount ascribed to the shares issued to the DAMON's shareholders represents the net book value of ABED at date of closing.

The accompanying condensed consolidated financial statements illustrate the effect of ABED reverse acquisition ("Pro Forma") of DAMON. The condensed consolidated balance sheet as of December 31, 2003 is based on the historical balance sheets of DAMON and ABED as of that date and assumes the acquisition took place on that date. The condensed consolidated statements of operations for the year then ended are based on the historical statements of operations of DAMON and ABED for those periods. The pro forma condensed consolidated statements of operations assume the acquisition took place on January 1, 2003.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimated of the allocation of the purchase price, the actual allocation of which may differ.

The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the notes thereto and with the historical financial statements of ABED as filed in its annual report on Form 10-KSB for the year ended December 31, 2003 and with the historical financial statements of DAMON included in the 8-K report. The unaudited pro forma condensed consolidated balance sheet is not necessarily an indicative of the Company's financial position that would have been achieved had the merger been consummated at December 31, 2003.

MOTIVNATION, INC. (FKA ABERDEEN MINING COMPANY)

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

For the year ended December 31, 2003

NOTE 2 -PRO FORMA ADJUSTMENTS

The pro forma adjustments to the unaudited condensed consolidated balance sheet are as follows:

  To adjust fair value of property and equipment

  To reflect the reverse acquisition of Damon's Motorcycle Creations, Inc. equal to the book value of ABED:

Issuance of 88,879,850 of ABED shares at its book value	$ 33,940
Elimination of DAMON's stockholders' capital	(241,659)
Elimination of ABED accumulated deficit	888,457
Recapitalization adjustment	(680,738)
Cost in excess of net assets acquired	$ -

  To record the issuance of 88,879,850 shares of ABED pursuant to the Purchase Agreement dated May 11, 2004

  To adjust tax expense to reflect the income tax effects at the Company's effective tax rate of the pro forma adjustments to income before income taxes and to assume ABED was qualified as a foreign corporation doing business in the state of California in 2003.

NOTE 3 - PRO FORMA NET (LOSS) PER COMMON SHARE

The unaudited pro forma basic and diluted net (loss) per share are based on the weighted average number of shares of ABED common stock outstanding during each period and the number of shares of ABED common stock to be issued in connection with the reverse acquisition of DAMON.